UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Stockholders on May 26, 2010. The matters on which the stockholders voted, in person or by proxy, were (1) to elect seven directors to serve until the Annual Meeting of Stockholders in 2011 and (2) to approve the appointment of KMPG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

The seven nominees were elected and the appointment of KPMG LLP as our independent registered public accounting firm was approved. The results of the voting are as follows:

1.	Election of Directors	Votes For	Votes Withheld

	Ben M. (“Bud”) Brigham	75,321,136	9,573,529
	David T. Brigham	76,333,521	8,561,144
	Harold D. Carter	74,595,243	10,299,422
	Stephen C. Hurley	83,398,102	1,496,563
	Stephen P. Reynolds	82,280,955	2,613,710
	Hobart A. Smith	76,918,601	7,976,064
	Scott W. Tinker, Ph.D.	34,312,783	50,581,882

2.	Approval of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
104,063,576	1,267,897	34,057

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: May 28, 2010

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr. Executive Vice President & Chief Financial Officer